NEWS RELEASE
Contact:	Gregg Piontek, SVP & CFO Newpark Resources, Inc. gpiontek@newpark.com 281-362-6800

NEWPARK RESOURCES RESUMES AND EXPANDS SECURITIES REPURCHASE PROGRAM

Authorized repurchase amount reloaded to a maximum of $100 million

THE WOODLANDS, TX - November 14, 2018 - Newpark Resources, Inc. (NYSE: NR) today announced that its Board of Directors has authorized changes to the Company’s existing securities repurchase program, which it first authorized in 2013. The Company has repurchased a total of $67 million of its common stock and convertible notes since 2013, leaving $33.5 million of authorization remaining under the original repurchase program. Today, the Board has expanded the remaining authorization to $100 million, which can be used for the purchase of the Company’s outstanding shares of common stock or outstanding convertible notes. The authorization will allow the Company to resume the repurchase of its outstanding shares or convertible notes in the open market, in block trades or through privately negotiated transactions, subject to certain market conditions, business opportunities, legal or regulatory restrictions, and other factors. The repurchase program has no specific term. As part of the authorization, the Company’s management has been authorized to establish trading plans under Rule 10b5-1 of the Securities Exchange Act of 1934.

“With the improvements in operating cash flow generation, as well as our ongoing efforts to repatriate foreign cash, we are continuing to reduce borrowings under our revolving credit facility”, stated Gregg Piontek, Newpark’s Senior Vice President and Chief Financial Officer. “This expanded authorization will provide us with additional flexibility to use excess cash to repurchase shares or our convertible notes due in 2021 which we believe will ultimately help optimize our capital structure and enhance shareholder value.”

Newpark Resources, Inc. is a worldwide provider of value-added fluids and chemistry solutions in the oilfield, as well as engineered worksite and access solutions used in various commercial markets. For more information, visit our website at www.newpark.com.
This news release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. All statements that address expectations or projections about the future, including Newpark's strategy for growth, product development, market position, expected expenditures and future financial results are forward-looking statements. Words such as “will,” “may,” “could,” “would,” “should,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” and similar expressions are intended to identify these forward-looking statements but are not the exclusive means of identifying them. These statements are not guarantees of future performance and involve a number of risks, uncertainties and assumptions. Many factors, including those discussed more fully elsewhere in this release and in documents filed with the Securities and Exchange Commission by Newpark, particularly its Annual Report on Form 10-K for the year ended December 31, 2017, as well as others, could cause results to differ materially from those expressed in, or implied by, these statements. These risk factors include, but are not limited to, risks related to the worldwide oil and natural gas industry, our customer concentration and reliance on the U.S. exploration and production market, risks related to our international operations, our ability to replace existing contracts, the cost and continued availability of borrowed funds including noncompliance with debt covenants, operating hazards present in the oil and natural gas industry, our ability to execute our business strategy and make successful business acquisitions and capital investments, the availability of raw materials or the impact of tariffs on the cost of such raw materials, the availability of skilled personnel, our market competition, our ability to expand our product and service offerings and enter new customer markets with our existing products, compliance with legal and regulatory matters, including environmental regulations, the availability of insurance and the risks and limitations of our insurance coverage, the ongoing impact of the U.S. Tax Cuts and Jobs Act and the refinement of provisional estimates, potential impairments of long-lived intangible assets, technological developments in our industry, risks related to severe weather, particularly in the U.S. Gulf Coast, cybersecurity breaches or business system disruptions and risks related to the fluctuations in the market value of our common stock. Newpark's filings with the Securities and Exchange Commission can be obtained at no charge at www.sec.gov, as well as through our website at www.newpark.com. We assume no obligation to update, amend or clarify publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by securities laws. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this news release might not occur.

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